UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 2004


                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



        0-18980                                           62-1407522
(Commission File Number)                       (IRS Employer Identification No.)

                               Wall Street Center
                                 14 Wall Street
                                   20th Floor
                            New York, New York 10005

               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 212-618-1712

Introductory Statement
----------------------

Reference is hereby made to Process Equipment, Inc.'s definitive Information Statement on Schedule 14-C filed with the U.S. Securities and Exchange Commission on April 28, 2004 (the "Information Statement"). The information contained in that Information Statement is hereby incorporated by reference herein, including the Agreement and Plan of Merger, the Certificate of Incorporation of HQ Sustainable Maritime Industries, Inc. and the By-Laws of HQ Sustainable Maritime Industries, Inc. attached as Exhibits 1, 2 and 3, respectively to such Information Statement.


Item 5.  Other Events and Required FD Disclosure
         ---------------------------------------

On May 19, 2004, in order to effect a reincorporation from Nevada to Delaware, Process Equipment, Inc., a Nevada corporation, was merged with and into HQ Sustainable Maritime Industries, Inc., a Delaware corporation. Prior to the effective time of the reincorporation, HQ Sustainable Maritime Industries, Inc. had been a wholly-owned subsidiary corporation of Process Equipment, Inc. organized for the purposes of effecting the reincorporation. At the effective time of the reincorporation, HQ Sustainable Maritime Industries, Inc. became the surviving entity of the merger pursuant to which the reincorporation was completed, as well as the registrant for reporting purposes under the federal securities laws. The merged entity is governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of HQ Sustainable Maritime Industries, Inc.

The reincorporation was completed pursuant to an Agreement and Plan of Merger dated as of May 19, 2004, by and between Process Equipment, Inc. and HQ Sustainable Maritime Industries, Inc., and was approved by the holders of approximately 73% of the issued and outstanding common stock of Process Equipment, Inc. by written consent in lieu of a special meeting of the stockholders of Process Equipment, Inc. (all as more fully described in the Information Statement).

At the effective time of the reincorporation, the directors and executive officers of Process Equipment, Inc. became the directors and executive officers of HQ Sustainable Maritime Industries, Inc. HQ Sustainable Maritime Industries, Inc.'s business, mailing address, principal executive offices and telephone number are the same as those of Process Equipment, Inc.

At the effective time of the reincorporation, each outstanding share of common stock, par value $.001 per share of Process Equipment, Inc. was automatically converted into one share of common stock, par value $.001 per share of HQ Sustainable Maritime Industries, Inc. Outstanding options and warrants to purchase shares of Process Equipment, Inc. were automatically converted into options and warrants to purchase the same number of shares of HQ Sustainable Maritime Industries, Inc. Each employee stock plan and any other employee benefit plan to which Process Equipment, Inc. was a party were assumed by HQ Sustainable Maritime Industries, Inc. and, to the extent any such plans provided for the issuance or purchase of Process Equipment, Inc. common stock, such plans now provide for the issuance or purchase of HQ Sustainable Maritime Industries, Inc. common stock.

It was not and is not necessary for stockholder to exchange their existing Process Equipment stock certificates for new certificates bearing the name of HQ Sustainable Maritime Industries, Inc. Shares of Process Equipment, Inc. common stock, traded under the symbol "PEQM.OB" on the OTC Bulletin Board prior to reincorporation, continue to be traded on the OTC Bulletin Board under the symbol "HQSM.OB" as HQ Sustainable Maritime Industries, Inc. common stock. The OTC Bulletin Board and HQ Sustainable Maritime Industries, Inc.'s transfer agent will consider the existing Process Equipment, Inc. stock certificates as constituting "good delivery" in post-reincorporation transactions involving HQ Sustainable Maritime Industries, Inc.'s common stock. In addition, the merged company was also assigned a new CUSIP number. The new CUSIP number is 40426A 10 9.

The foregoing description of the reincorporation is not intended to be complete and is qualified in its entirety by the complete text, including exhibits, of the Information Statement.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a) Audited Financial Statements for the Year ended December 2002 and 2003 of Jade Profit Investment Limited.

(c)      Exhibits.

         The following exhibit is hereby filed as part of this Current Report on Form 8-K

99.1 Press Release issued by HQ Sustainable Maritime Industries, Inc. on May 24, 2004.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PROCESS EQUIPMENT, INC.
                                                    (Registrant)


Date:  May 24, 2004                                 By: /s/ Norbert Sporns
                                                    ----------------------------
                                                    Norbert Sporns
                                                    Chief Executive Officer

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                                                                               Pages
                                                                                               -----

Independent Auditors' Report                                                                    F-2

Consolidated Balance Sheets as of December 31, 2003 and 2002                                 F-3 - F-4

Consolidated Statements of Income for the years ended December 31, 2003                         F-5

Consolidated Statements of Changes in Shareholders' Equity for the years ended December         F-6
31, 2003 and 2002

Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002            F-7

Notes to Consolidated Financial Statements                                                   F-8 - F-23

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jade Profit Investment Limited and Subsidiary
British Virgin Islands

We have audited the accompanying consolidated balance sheets of Jade Profit Investment Limited and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with The Public Company Accounting Oversight Board standards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jade Profit Investment Limited and Subsidiary as of December 31, 2003 and 2002, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Certified Public Accountants

Rochester, New York
  May 22, 2004

                         JADE PROFIT INVESTMENT LIMITED
      (INCORPORATED IN THE BRITISH VIRIGIN INLANDS WITH LIMITED LIABILITY)
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                       2003            2002
                                                   -----------     -----------

CURRENT ASSETS
   Cash and cash equivalents                       $11,037,780     $ 3,628,862
   Trade receivables, net of provisions              4,002,085       3,100,953
   Inventory                                           283,126         302,304
   Prepayments                                          49,474           8,405
   Due from related parties, net of provisions              --         775,087
   Tax recoverable                                      81,602              --
   Deferred taxes                                    1,426,334       1,494,507

                                                   -----------     -----------
   TOTAL CURRENT ASSETS                             16,880,401       9,310,119
                                                   -----------     -----------

PROPERTY, PLANT AND EQUIPMENT, NET                   2,317,453       2,611,797
                                                   -----------     -----------

CONSTRUCTION IN PROGRESS, NET                        2,723,048              --
                                                   -----------     -----------

VESSELS HELD FOR SALE                                       --              --
                                                   -----------     -----------

LONG TERM INVESTMENT                                        --         602,410
                                                   -----------     -----------

TOTAL ASSETS                                       $21,920,902     $12,524,325
                                                   ===========     ===========

                         JADE PROFIT INVESTMENT LIMITED
      (INCORPORATED IN THE BRITISH VIRIGIN INLANDS WITH LIMITED LIABILITY)
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                   2003              2002
                                               ------------      ------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses       $  1,206,011      $  1,114,793
   Deposit received from customers                   28,663             6,024
   Bank loans                                     9,036,145         3,253,012
   Due to directors                                      --            11,579
   Dividend payable                                      --           289,878
   Convertible notes                                255,422           255,422

                                               ------------      ------------
   TOTAL CURRENT LIABILITIES                     10,526,241         4,930,708
                                               ------------      ------------

LONG-TERM LIABILITIES                                    --                --
                                               ------------      ------------

TOTAL LIABILITIES                                10,526,241         4,930,708

MINORITY INTEREST                                  (100,713)         (434,320)

SHAREHOLDERS' EQUITY
   Share capital                                        100                 1
   Additional paid-in capital                    12,731,114        10,815,467
   Reserves                                         957,656           579,788
   Accumulated losses                            (2,193,495)       (3,367,319)

                                               ------------      ------------
TOTAL SHAREHOLDERS' EQUITY                       11,495,374         8,027,937
                                               ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                               $ 21,920,902      $ 12,524,325
                                               ============      ============

                         JADE PROFIT INVESTMENT LIMITED
      (INCORPORATED IN THE BRITISH VIRIGIN INLANDS WITH LIMITED LIABILITY)
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                2003              2002
                                            ------------      ------------

SALES                                       $ 16,647,545      $ 15,481,181

COST OF SALES                                 11,393,105         8,792,747

                                            ------------      ------------
GROSS PROFIT                                   5,254,440         6,688,434

SELLING AND DISTRIBUTION EXPENSES                568,598           295,031

GENERAL AND ADMINISTRATIVE EXPENSES              708,717           571,322

DEPRECIATION                                     314,953           285,574

FINANCE COSTS                                    391,695           682,329

PROVISION FOR DOUBTFUL ACCOUNTS                  811,716           329,877

IMPAIRMENT LOSS ON VALUE OF VESSELS                   --           481,928

                                            ------------      ------------
TOTAL OPERATING EXPENSES                       2,795,679         2,646,061
                                            ------------      ------------

INCOME FROM OPERATIONS                         2,458,761         4,042,373

OTHER INCOME                                     120,134            92,928

OTHER EXPENSES                                   457,046           189,913
                                            ------------      ------------

INCOME BEFORE INCOME TAXES                     2,121,849         3,945,388

INCOME TAXES

  CURRENT                                        168,377                --
  DEFERRED                                        68,174                --

                                            ------------      ------------
NET INCOME BEFORE MINORITY INTEREST            1,885,298         3,945,388

MINORITY INTEREST                               (333,607)       (1,246,912)

                                            ------------      ------------
NET INCOME ATTRIBUTABLE TO SHAREHOLDERS        1,551,691         2,698,476

APPROPRIATIONS:
TRANSFER TO RESERVE                             (377,868)         (472,265)

ACCUMULATED LOSSES BROUGHT FORWARD            (3,367,319)       (5,593,530)

                                            ------------      ------------
ACCUMULATED LOSSES CARRIED FORWARD          $ (2,193,496)     $ (3,367,319)
                                            ============      ============

                         JADE PROFIT INVESTMENT LIMITED
      (INCORPORATED IN THE BRITISH VIRIGIN INLANDS WITH LIMITED LIABILITY)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                      Share capital           Additional
                                                 Par           paid-in                      Retained
                                   Share        value          capital        Reserves       earnings         Total
                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at December 31, 2001              1   $          1   $         --   $    107,523   $ (5,593,530)   $ (5,486,006)
      (Issued 1 share at $1
      each)

Recapitalization                         --             --     10,815,467             --             --      10,815,467
      Acquisition of HQ on
      October 18, 2002

Net income                               --             --             --             --      2,698,476       2,698,476

Transfer to reserve                      --             --             --        472,265       (472,265)             --

                               ------------   ------------   ------------   ------------   ------------    ------------

Balance at December 31, 2002              1              1     10,815,467        579,788     (3,367,319)      8,027,937

Split of shares     (Note)               99
Issuance of shares                    9,900             99             --             --             --              99
      (9,900 shares at
      $0.01 each)

Cash capitalization                      --             --      1,915,647             --             --       1,915,647

Net income                               --             --             --             --      1,551,691       1,551,691


Transfer to reserve                      --             --             --        377,867       (377,867)             --

                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at December 31, 2003         10,000   $        100   $ 12,731,114   $    957,655   $ (2,193,495)   $ 11,495,374
                               ============   ============   ============   ============   ============    ============


              (Note) According to resolution passed on May 2, 2003,
                  each share of $1 was split into 100 at $0.01.

                         JADE PROFIT INVESTMENT LIMITED
      (INCORPORATED IN THE BRITISH VIRIGIN INLANDS WITH LIMITED LIABILITY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                             2003           2002
                                                                         ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $  1,885,298    $  3,945,388
   Adjustments to reconcile net income to net cash
      provided by operating activities :
   Non-Cash Adjustments:
     Recapitalizations expenses                                                    --              --
     Provision for doubtful accounts                                          811,716         329,877
     Impairment loss on vessel                                                481,928
   Depreciation and amortization                                              314,953         285,574
   (Increase)/decrease in assets:
      Inventory                                                                19,177       1,809,271
      Trade receivables, net of provisions                                   (901,133)     (1,255,234)
      Prepayment                                                              (41,070)         (4,067)
      Tax recoverable                                                         (81,602)             --
      Deferred taxes                                                           68,173              --
   Increase/(decrease) in liabilities:
      Accounts payables and accrued expenses                                   91,218        (586,755)
      Deposit received from customers                                          22,639           6,024
      Due to directors                                                        (11,579)         11,579
      Dividend payable from 2001                                             (289,877)       (434,817)

                                                                         ------------    ------------
Net cash provided by operating activities                                   1,887,913       4,588,768
                                                                         ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property, plant and equipment                               (57,238)       (972,889)
   Additions to construction in progress                                   (2,723,048)             --
   Disposal/(acquisition) of investment                                       602,410        (602,410)

                                                                         ------------    ------------
Net cash used by investing activities                                      (2,177,876)     (1,575,299)
                                                                         ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of shares                                                              99              --
   Commitment to convertible notes                                                 --         255,422
   Inception of bank loans                                                  6,024,096              --
   Repayment of bank /stockholder loans                                      (240,964)       (218,775)
   Cash capitalization                                                      1,915,647              --

                                                                         ------------    ------------
Net cash provided by financing activities                                   7,698,879          36,647
                                                                         ------------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   7,408,916       3,050,116
   Cash and cash equivalents, beginning of period                           3,628,862         578,746
                                                                         ------------    ------------

   Cash and cash equivalents, end of period                              $ 11,037,778    $  3,628,862
                                                                         ============    ============

SUPPLEMENTARY CASH FLOWS DISCLOSURES
   Interest paid                                                         $    400,733    $    684,359
                                                                         ============    ============
   Taxes paid                                                            $    249,979    $         --
                                                                         ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
   Due to Shareholder                                                    $         --    $ (3,000,000)
   Due to Former Shareholder                                             $         --    $ (6,929,278)
   Recapitalization of Loan                                              $         --    $ 10,815,467
                                                                         ============    ============

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

Jade Profit Investment Limited ("Jade Profit"), a British Virgin Islands corporation, was formed on August 8, 2002 by the controlling shareholders of Hainan Quebec Ocean Fishing Company Limited ("HQ") and was inactive until the reorganization. Effective October 18, 2002 and pursuant to a plan of reorganization, Jade Profit completed a reorganization transaction to acquire 84.42% of HQ, a limited liability company formed in the People's Republic of China ("The PRC"). HQ's year-end is December 31. The transaction has been accounted for as a re-capitalization of HQ whereby the historical financial statements become the historical information of Jade Profit.

The principal activities of HQ are engaged in the vertically integrated business of aquaculture through co-operative supply channels, ocean product harvesting, and processing and sales of farm-bred and ocean harvested aquatic products.

The principal products of HQ are cross-bred hybrid of tilapia and white-legged shrimp exporting, directly and indirectly, to the United States, Canada, Japan and European countries. The major market is in the PRC.

2.    BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Jade Profit and HQ ("The Group"). All material inter-company accounts and transactions have been eliminated.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A.    CASH AND CASH EQUIVALENTS

The Group considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

The Groups maintains no bank accounts in the United States.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
B.    TRADE RECEIVABLE

In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

C.    INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving-average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Group evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

D.    PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

      Buildings and leasehold improvement                     4% - 9%
      Plant and machinery                                     9% - 18%
      Motor vehicles                                          18%
      Office equipment and furnishings                        18%

E.    IMPAIRMENT OF LONG-LIVED ASSETS

In August 2001, the Financial Accounting Standards Boards ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144. Accounting for Impairment or Disposal of Long-Lived Assets. This pronouncement superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed of

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

and was required to be adopted on January 1, 2002. SFAS No. 144 retained the fundamental provisions of SFAS No. 121 as it related to assets to be held and used and assets to be sold. SFAS No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The realization of the Company's revenue producing assets is dependent upon future uncertain events and conditions, and accordingly, the actual timing and amounts realized by the Company may be materially different from their estimated value.

F.    LONG-TERM INVESTIMENT

Investments in which the Company owns less than 50% and does not have the ability to exert significant influence are stated at cost, and are reviewed periodically for realizability.

G.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at December 31, 2003 and 2002 due to the relatively short-term nature of these instruments.

H.    CONSTRUCTION IN PROGRESS

Construction in progress represents buildings, machinery and other fixed assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of fixed assets when completed and ready for use. The management is of the opinion that no impairment loss is considered necessary at year-end.

H.    INCOME TAXES

Taxes are calculated in accordance with taxation principles currently effective in the PRC. The Group accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax
consequences   attributable  to  differences  between  the  financial  statement

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

I.    GOVERNMENT SUBSIDIES

Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with.

J.    RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

K.    FOREIGN CURRENCY TRANSLATION

The Company maintains its books and accounting records in Renminb ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB in United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.30. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate").The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

L.    USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

M.    REVENUE RECOGNITION

In accordance with the provisions of Staff Accounting Bulletin No. 103, revenue is recognized when merchandise is shipped and title passes to the customer and collectibility is reasonably assured.

The Group does not always receive revenue for shipping and handling to customers. Shipping and handling expenses incurred by the Group amounted to $395,317 and $250,920 for the years ended December 31, 2003 and 2002 respectively and are included in selling and administrative expenses in the accompanying consolidated statements of income.

N.    EMPLOYEES' BENEFITS

Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

O.    SEGMENTS

No business or geographical segment analysis is provided, as less than 10% of consolidated revenues and less than 10% of consolidated income from operations is attributable to business segment other than the vertically integrated business of aquaculture through processing and sales of farm-bred and ocean harvested aquatic products.

P.    COMPREHENSEICVE INCOME/(LOSS)

The Group has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Q.    CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of trade accounts receivable. The Group performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Group's accounts receivable, the Group records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

R.    RECENT PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS Statement No. 123, "Accounting for Stock Based Compensation" which provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.
In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

Management does not expect these recent pronouncements to have a material impact on the Company's consolidated financial position or results of operations.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
4.    TRADE RECEIVABLE

The Group's trade receivable at December 31, 2003 and 2002 are summarized as follows:

                                              2003          2002
                                          ----------     ----------
Trade receivable                          $4,831,801     $3,105,164
Less: Allowance for doubtful accounts        829,716          4,211
                                          ----------     ----------
                                          $4,002,085     $3,100,953
                                          ==========     ==========

The activity in the Group's allowance for doubtful accounts during the years ended December 31, 2003 and 2002 is summarized as follows:

                                                 2003           2002
                                              ---------      ---------
Balance at beginning of year                  $   4,211      $   5,554
Add: amounts provided during the year           811,716        329,877
Less: amounts written off during the year       (15,828)      (326,220)
                                              ---------      ---------
Balance at end of year                        $ 800,099      $   4,211
                                              =========      =========

5. PROPERTY, PLANT AND EQUIPMENT

                                                          2003            2002
                                                       ----------     ----------
Cost :
Buildings and leasehold improvement                    $   61,254     $   61,254
Plant and machinery                                     3,038,046      3,022,776
Motor vehicles                                             65,493         65,493
Office equipment and furnishings                           48,793         43,455
                                                       ----------     ----------
                                                        3,213,586      3,192,978

Less Accumulated depreciation and impairment loss:
Buildings and leasehold improvement                        33,521         22,495
Plant and machinery                                       796,848        513,092
Motor vehicles                                             41,533         29,744
Office equipment and furnishings                           24,231         15,850
                                                       ----------     ----------
                                                          896,133        581,181

                                                       ----------     ----------
Property, plant and equipment, net                     $2,317,453     $2,611,797
                                                       ==========     ==========

Depreciation expenses relating to property, plant and equipment was $314,953 and $285,574 for the years ended December 31, 2003 and 2002, respectively. The group recorded a loss on impairment of its vessels in the amount of $-0- and $481,928 in 2003 and 2002, respectively.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

6.    LONG TERM INVESTMENT

During 2002, the Group invested $602,410 to hold 40% of an unrelated tilapia supplier who returned the whole amount in 2003.

7.    INVENTORIES

                                2003         2002
                              --------     --------

Raw materials                 $ 44,850     $ 78,253
Finished goods                 238,276      223,781

                              --------     --------
Total Inventories             $283,126     $302,304
                              ========     ========

8.    PREPAYMENT

Prepayment represents advances to suppliers.

9.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2003 and 2002 are summarized as follows:

                                  2003           2002
                              ----------     ----------
Accounts payable              $  101,288     $  140,468
Accrued expenses               1,104,723        974,325
                              ----------     ----------
                              $1,206,011     $1,114,793
                              ==========     ==========

10.   BANK LOANS

In April 2002, HQ entered into one year, renewable loans with a bank for $2,289,157 and $963,855. The loans bear interest at 6.372% per annum. In April of 2003, the loans were renewed for $2,048,193 and $963,855. The loans bear interest at 6.588% per annum. The loans were secured by the pledge of certain fixed assets held by HQ.

In April 2004, the above loans expired and HQ had yet to repay. As of the date of this report, HQ is in negotiation with the banker to extend and expects to have the loans extended for not less than one year to April 2005.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

In addition, in March 2003, HQ also entered into a one-year loan with another bank for $6,024,097. The loan is unsecured and bears interest at 4.779% per annum. The loan was fully repaid in January 2004.

The amount due on the loans at December 31, 2003 and 2002 was $9,036,145 and $3,253,012, respectively.

11.   INCOME TAXES

The Company's subsidiary registered in the PRC is subject to state and local income taxes within the PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements in accordance with the relevant income tax laws applicable to foreign enterprises. HQ was subject to a tax rate of 7.5% during 2003. HQ is entitled to a two-year tax holiday from 2001 commencing with the first profit-making year.

The reconciliation of the effective income tax rate of the Company to the statutory income tax rate in the PRC for the year ended December 31, 2003 is as follows:

                Statutory tax rate                      15.0%
                Tax holidays and concessions           (7.5%)
                                                     ---------
                Effective tax rate                       7.5%
                                                     =========

The Group's income before income taxes was comprised of the following for the years ended December 31, 2003 and 2002:

                             2003           2002
                          ----------     ----------
United States             $       --     $       --
PRC                        2,162,923      3,298,145
                          ----------     ----------
                          $2,162,923     $3,298,145
                          ==========     ==========

Income taxes are calculated on a separate entity basis. There currently is no tax benefit or burden recorded for the United States.

The provisions for income taxes for each of the two years ended December 31 are summarized as follows:

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

PRC only:                                    2003           2002
                                           ---------      --------

Current                                    $ 168,377      $     --
Deferred tax                                  68,174            --
                                           ---------      --------
                                           $ 236,551      $     --
                                           =========      ========

Tax receivable comprise the following:

                                                2003          2002
                                           ---------      --------

Balance at beginning of year               $      --      $     --
Income tax provided for the year             168,377            --
Income tax paid for the year                (249,979)           --
Deferred tax provided for the year            68,174            --
                                           ---------      --------
Balance at end of year                     $(149,776)     $     --
                                           =========      ========

Deferred taxation is calculated under the liability method in respect of taxation effect arising from all timing differences, which are expected with reasonable probability to crystallize in the foreseeable future.

12.   CONVERTIBLE NOTES

In December 2002, the Company entered into a subscription agreement, non-interest bearing, with an accredited investor, for the sale of a $255,422 principal amount of convertible notes, in a private placement, to assist with the financing of operations in PRC. The notes shall be repayable after 9 months of the agreement should the private placement be failed. In May 2004, a supplementary agreement was signed as the private placement was no longer being pursed. The notes are to be due in May 2005.


13.   SHARE CAPITAL

                                         2003        2002
                                       -------     -------
Authorized :-
5,000,000 shares of $0.01 each
  (2002: 50,000 shares of $1 each)     $50,000     $50,000
                                       =======     =======

Issued and fully paid :-
10,000 shares of $ 0.01 each
  (2002: 1 share of $ 1 each)          $   100     $     1
                                       =======     =======

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

During March 2003, the Group effected a 100 to 1 forward split of its outstanding and existing shares of common stock, thus increasing the 49,999 shares of common stock outstanding at that time to 4,999,900 shares and increase the 1 share of existing share of common stock at that time to 100 shares.

In May 2003, 8,406 and 1,494 shares of $0.01 each were allotted at par and at a premium of $1,915,647 respectively for cash to investors in order to broaden the company's capital base.

14.   RESERVES

The reserve funds are comprised of the following:

                                     2003         2002
                                   --------     --------
Statutory surplus reserve fund     $681,877     $421,029
Public welfare fund                 275,779      158,759
                                   --------     --------
                                   $957,656     $579,788
                                   ========     ========

Pursuant to the relevant laws and regulations of Sino-foreign joint venture enterprises, the profits of the Company's subsidiary, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds, as determined at the discretion of the board of directors in accordance with the PR accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company's Sino-foreign joint ventures are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If the Company has foreign

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

currency available after meeting its operational needs, the Company may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

15.   SIGNIFICANT CONCENTRATION

The Group grants credit to its customers, generally on an open account basis. HQ's five largest customers accounted for 62.0% of the consolidated sales in 2003, with three customers accounting for in excess of 10% of consolidated sales, with 16.9%, 12.3% and 12.0% of consolidated sales, or an aggregate of 41.2% of consolidated sales.

At December 31, 2003, approximately 81.6% of trade receivables were from trade transactions with the aforementioned three customers.

16.   RELATED PARTY TRANSACTIONS

The Group sold goods to a related company, Hainan Jiahua Marine Bioproducts Company Limited, amounting to $51,743 and $167,802 for the years end December 31, 2003 and 2002, respectively. These transactions were consummated under similar terms as those with the Group's customers. Trade receivable from the related company was nil at December 31, 2003 and 2002.

The above related company is incorporated in the PRC, of which certain directors are also directors of Jade Profit and HQ.

17.   WARRANTIES

The Group did not incur any warranty costs in 2003 and 2002.

18.   COMMITMENTS AND CONTINGENCIES

A.    CAPITAL COMMITMENTS

As of December 31, 2003 HQ has contracted but not provided for the acquisition of plant and machinery, and expansion of factory plant amounting to no less than $600,000.

                         JADE PROFIT INVESTMENT LIMITED
       (INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH LIMITED LIABILITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
B.    LEGAL PROCEEDINGS

The Group is not currently a party to any threatened or pending legal proceedings.

19.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Group faces a number of risks and challenges since its operations are in the PRC.
The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

20.   SUBSEQUENT EVENTS

In 2004, Jade Profit has completed a reverse merger with Process Equipment, Inc. ("PEQM") Under the terms of the merger agreement; PEQM acquired 100% equity interest of Jade Profit.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


      On March 25, 2004, the Registrant, Process Equipment Acquisition Corporation ("PEAC") and Jade Profit Investment Limited ("JADE"), as the parent and management company of Hainan Quebec Ocean Fishing Co., Ltd. ("HQ"), consummated an Agreement and Plan of Merger whereby the Registrant acquired all of the issued and outstanding capital of Jade in exchange for approximately 21,355,200 shares of the Registrant's common stock (approximately 85.42%). JADE is the accounting acquirer in the transaction.

      The Agreement and Plan of Merger is being accounted for as a reverse merger and recapitalization of JADE whereby the historical financial information of JADE becomes the historical financial information of the Registrant.

      The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2004 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months ended January 31, 2004 and for the Year Ended April 30, 2003, have been prepared to reflect the Plan of Merger as if it had occurred as of May 1, 2002, the first day of the Registrant's most recent fiscal year.

      The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the merger been in effect during the periods presented, or which may be reported in the future.

      The  accompanying  Unaudited Pro Forma  Condensed  Consolidated  Financial
Statements  should  be  read  in  conjunction  with  the  historical   financial
statements and related notes thereto of Jade and PEAC.

            UNAUDITED PRO FORMA CONDENSED CONDSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 2004


                                                 PEAC             JADE
                                               01/31/04          12/31/03         PRO FORMA      PRO FORMA
                                             (UNAUDITED)        (AUDITED)        ADJUSTMENTS   CONSOLIDATED
                                            -------------     -------------     -------------  -------------
        ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                 $    569,371      $ 11,037,780                     $ 11,607,151
  Trade receivables, net                         114,482         4,002,085                        4,116,567
  Inventories                                    492,158           283,126                          775,284
  Prepaids and Other Current Assets               40,362           131,076                          171,438
                                            ------------      ------------      ------------   ------------

  TOTAL CURRENT ASSETS                      $  1,216,373      $ 15,454,067      $         --   $ 16,670,440

PROPERTY, PLANT AND EQUIPMENT, NET                 3,724         2,317,453                        2,321,177

CONSTRUCTION IN PROGRESS                              --         2,723,048                        2,723,048

DEFERRED TAX ASSETS, NET                          34,011         1,426,334                        1,460,345
                                            ------------      ------------      ------------   ------------

                     TOTAL ASSETS           $  1,254,108      $ 21,920,902      $         --   $ 23,175,010
                                            ============      ============      ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses     $    139,385      $  1,206,011                     $  1,345,396
  Customer Deposits                                1,599            28,663                           30,262
  Bank Loans                                          --         9,036,145                        9,036,145
  Convertible Notes                                   --           255,422                          255,422
                                            ------------      ------------      ------------   ------------

  TOTAL CURRENT LIABILITIES                 $    140,984      $ 10,526,241      $         --   $ 10,667,225

LONG-TERM LIABILITIES                                 --                --                --             --
                                            ------------      ------------      ------------   ------------

                  TOTAL LIABILITIES         $    140,984      $ 10,526,241      $         --   $ 10,667,225
                                            ------------      ------------      ------------   ------------

MINORITY INTEREST                           $         --      $   (100,713)A    $    595,281        494,568
                                            ------------      ------------      ------------   ------------

STOCKHOLDERS' EQUITY
  Common Stock, $.01 Par Value
    25,000,000 Shares Authorized
    Issued & Outstanding                           3,645               100           246,255        250,000
  Additional Paid-In Capital                   1,249,412        12,731,114          (386,188)    13,594,338
  Reserves                                            --           957,655                --        957,655
  Accumulated Deficit                           (139,933)       (2,193,495)         (455,348)    (2,788,776)
                                            ------------      ------------      ------------   ------------

             TOTAL STOCKHOLDERS' EQUITY     $  1,113,124      $ 11,495,374      $   (595,281)  $ 12,013,217
                                            ------------      ------------      ------------   ------------

                TOTAL LIABILTIES AND
                STOCKHOLDERS' EQUITY        $  1,254,108      $ 21,920,902      $         --   $ 23,175,010
                                            ============      ============      ============   ============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004


                                          PEAC
                                      Nine Months           JADE
                                         Ended           Year Ended      PRO FORMA         PROFORMA
                                        01/31/04         12//31//03     ADJUSTMENTS       CONSOLIDATED
                                     ------------      -------------    ------------     -------------
Sales                                $  1,154,338      $ 16,647,545                      $ 17,801,883

Cost of Goods Sold                        796,022        11,393,105                        12,189,127
                                     ------------      ------------      ----------      ------------

Gross Profit                         $    358,316      $  5,254,440      $       --      $  5,612,756

Selling and Distribution                       --           568,598                           568,598
General and Administrative                443,705           708,717                         1,152,422
Depreciation                                   --           314,953                           314,953
Finance Costs                                  --           391,695                           391,695
Bad Debts                                      --           811,716                           811,716
                                     ------------      ------------      ----------      ------------

  Total Operating Expenses                443,705         2,795,679              --         3,239,384
                                     ------------      ------------      ----------      ------------

Income(Loss) from Operations         $    (85,389)     $  2,458,761      $       --      $  2,373,372

Other Income                                  750           120,134                           120,884
Other Expenses                                 --          (457,046)                         (457,046)
                                     ------------      ------------      ----------      ------------

Income(Loss) before Income Taxes     $    (84,639)     $  2,121,849      $       --      $  2,037,210

Income Taxes
  Current                                    (987)          168,377                           167,390
  Deferred                                     --            68,174                            68,174
                                     ------------      ------------      ----------      ------------

Net Income(Loss) before
  Minority Interest                  $    (83,652)     $  1,885,298      $       --      $  1,801,646

Minority Interest                              --          (333,607)       (214,040)         (547,647)
                                     ------------      ------------      ----------      ------------

Net Income (Loss)                    $    (83,652)     $  1,551,691      $ (214,040)     $  1,253,999
                                     ============      ============      ==========      ============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 2003


                                          PEAC
                                          Year              JADE
                                         Ended           Year Ended      PRO FORMA         PROFORMA
                                        04/30/03         12//31//02     ADJUSTMENTS       CONSOLIDATED
                                     ------------      -------------    ------------     -------------
Sales                                $  1,154,338      $ 15,481,181                      $ 16,635,519

Cost of Goods Sold                        796,022         8,792,747                         9,588,769
                                     ------------      ------------      ----------      ------------

Gross Profit                         $    358,316      $  6,688,434      $       --      $  7,046,750

Selling and Distribution                       --           295,031                           295,031
General and Administrative                443,705           571,322                         1,015,027
Depreciation                                   --           285,574                           285,574
Finance Costs                                  --           682,329                           682,329
Bad Debts                                      --           329,877                           329,877
Impairment Loss on Vessels                     --           481,928                           481,928
                                     ------------      ------------      ----------      ------------

  Total Operating Expenses                443,705         2,646,061                         3,089,766
                                     ------------      ------------      ----------      ------------

Income(Loss) from Operations         $    (85,389)     $  4,042,373      $       --      $  3,956,984

Other Income                                  750            92,928                            93,678
Other Expenses                                 --          (189,913)                         (189,913)
                                     ------------      ------------      ----------      ------------

Income(Loss) before Income Taxes     $    (84,639)     $  3,945,388      $       --      $  3,860,749

Income Taxes
  Current                                    (987)               --                              (987)
  Deferred                                     --                --                                --
                                     ------------      ------------      ----------      ------------

Net Income(Loss) before
  Minority Interest                  $    (83,652)     $  3,945,388      $       --      $  3,861,736

Minority Interest                              --        (1,246,912)       (381,241)       (1,628,153)
                                     ------------      ------------      ----------      ------------

Net Income (Loss)                    $    (83,652)     $  2,698,476      $ (381,241)     $  2,233,583
                                     ============      ============      ==========      ============